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                                  EXHIBIT 16


                       [JONES, JENSEN & COMPANY LLC LOGO]
                          ----------------------------
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


[MCGLADREY NETWORK LOGO]
   -----------------
An Independently Owned Member
       Worldwide Services
   Through RSM International

 American Institute of
   Certified Public
     Accountants

 Utah Association of
  Certified Public
    Accountants

 SEC Practice Section
  Private Companies
  Practice Section



June 8, 2000


United Energy Corp.
600 Meadowlands Parkway
Secaucus, NJ 07094

To Whom it may concern:

We have read the statements made by United Energy Corp. as noted in Item 14 'Changes in and Disagreements with Accountants on Accounting and Financial Disclosure' on the Form 10 dated June 8, 2000 and agree with those statements.


/s/ JONES JENSEN & COMPANY
Jones, Jensen & Company


  50 South Main Street
       Suite 1450
Salt Lake City, Utah 84144
Telephone (801) 328-4408
Facsimile (801) 328-4461